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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 18, 2025
Date of Report (Date of earliest event reported)
TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 7.01.    Regulation FD Disclosure.
Telos Corporation (the “Company”) reported second quarter 2025 financial results on Monday, August 11, 2025. Since that report, the Company’s stock price has responded favorably. Considering the recent appreciation in our stock price, we are aware that some investors have questioned if the Company may consider raising capital through the issuance of common equity or other dilutive securities. In response to those questions, the Company has no current plans or needs to raise cash proceeds through the issuance of dilutive capital. As of June 30, 2025, the Company had approximately $57 million in cash and cash equivalents, had no outstanding debt, and expects positive cash flow for the twelve months ending December 31, 2025. As a result, the Company believes it has ample liquidity to fund its current operating, investing, and financing needs.
The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 of this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends
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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ Mark Bendza
Mark Bendza
Chief Financial Officer
Date: August 18, 2025
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